EXHIBIT 32.2

STATEMENT OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Davinder Sethi, certify that pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

                The Quarterly Report on Form 10-QSB for the quarter ended July 31, 2004 of Entrada Networks, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Quarterly Report on Form 10-QSB for the quarter ended July 31, 2004 of Entrada Networks, Inc. fairly presents, in all material respects, the financial condition and results of operations of Entrada Networks, Inc.

_/s/ Davinder Sethi  ___

Name: Davinder Sethi, Ph.D.

Principal Financial Officer

Date: September 14, 2004